Biocardel Québec inc.

États financiers
au 30 avril 2013

Biocardel Québec inc.
au 30 avril 2013

Table des matières

Mario Simard
Comptable professionnel agréé

Rapport de mission d'examen

Aux actionnaires de
Biocardel Québec inc.

J'ai procédé à l'examen du bilan de la société ***Biocardel Québec inc.*** au 30 avril 2013, ainsi que des états des résultats, du déficit et des flux de trésorerie de l'exercice terminé à cette date. Mon examen a été réalisé conformément aux normes d'examen généralement reconnues du Canada et a donc consisté essentiellement en demandes d'informations, procédures analytiques et entretiens portant sur les informations qui m'ont été fournies par la société.

Un examen ne constitue pas un audit et, par conséquent, je n'exprime pas une opinion d'audit sur ces états financiers.

Au cours de mon examen, je n'ai rien relevé qui me porte à croire que ces états financiers ne sont pas conformes, dans tous leurs aspects significatifs, aux normes comptables canadiennes pour les entreprises à capital fermé.

Mario Simard, Comptable Professionnel Agréé Auditeur, CA

Sherbrooke (Québec)
Le 9 septembre 2013

37, boul. Queen-Victoria, suite 150, Sherbrooke (Québec) J1H 3P4
Tél. : 819 829-9119 Téléc. : 819 791-8791
msimard@abacom.com

Biocardel Québec inc.
Résultats
de l'exercice terminé le 30 avril 2013
(non audité)

	2013	2012
	$	$
Produits		
Services et gestion	**158 362**	71 338
Vente d'huile et de biodiésel	**6 576**	76 616
Crédit d'impôt à la recherche et à l'investissement	**70 749**	10 970
Subventions	**163 492**	271 239
	399 179	430 163
Charges		
Honoraires professionnels et sous-traitance	**165 088**	162 250
Intérêts de la dette à long terme	**76 386**	81 855
Coût des produits vendus	**68 060**	43 685
Loyer	**41 093**	49 257
Assurances	**30 756**	31 618
Énergie	**17 431**	27 127
Honoraires - Investissement Québec	**7 813**	10 416
Honoraires professionnels	**6 545**	7 470
Fournitures et petits équipements	**5 393**	3 037
Intérêts et frais bancaires	**3 162**	2 651
Télécommunications	**2 663**	2 866
Entretien et réparations	**2 591**	5 450
Frais de déplacements et représentation	**1 362**	1 734
Congrès, formation et cotisations	**1 350**	2 594
Taxes et permis		954
	429 683	432 964
Perte nette	**(30 504)**	(2 801)

Les notes complémentaires font partie intégrante des états financiers.

Biocardel Québec inc.
Déficit
de l'exercice terminé le 30 avril 2013
(non audité)

	2013	2012
	$	$
Solde au début	**(20 935)**	(18 134)
Perte nette	**(30 504)**	(2 801)
Solde à la fin	**(51 439)**	(20 935)

Les notes complémentaires font partie intégrante des états financiers.

Biocardel Québec inc.
Bilan
au 30 avril 2013
(non audité)

	2013	2012
	$	$
ACTIF		
Actif à court terme		
Encaisse	**92 797**	35 970
Débiteurs	**160 996**	71 057
Taxes de vente à recevoir	**12 798**	13 828
Subvention à recevoir		63 437
Crédits d'impôt à recevoir	**135 185**	99 052
Stocks	**85 902**	127 836
Frais payés d'avance	**4 395**	11 350
	492 073	422 530
Immobilisations corporelles (note 5)	**2 910 209**	2 745 091
Écart d'acquisition	**1**	1
	3 402 283	3 167 622
PASSIF		
Passif à court terme		
Comptes fournisseurs et frais courus	**96 886**	261 638
Dû à un administrateur, sans intérêts	**29 000**	
Versements sur la dette à long terme (note 7)	**142 321**	140 437
	268 207	402 075
Avances de sociétés sous contrôle commun (note 6)	**539 334**	56 204
Dette à long terme (note 7)	**1 316 589**	1 400 686
	2 124 130	1 858 965
CAPITAUX PROPRES		
Capital-actions (note 8)	**1 329 592**	1 329 592
Déficit	**(51 439)**	(20 935)
	1 278 153	1 308 657
	3 402 283	3 167 622

Les notes complémentaires font partie intégrante des états financiers.

Pour le conseil,

______________________________, administrateur

Biocardel Québec inc.
Flux de trésorerie
de l'exercice terminé le 30 avril 2013
(non audité)

	2013	2012
	$	$
ACTIVITÉS D'EXPLOITATION		
Perte nette	**(30 504)**	(2 801)
Variation nette des éléments hors caisse du fonds de roulement :		
Débiteurs et subventions	**(26 502)**	(113 454)
Crédits d'impôts à recevoir	**(36 133)**	5 570
Stocks	**41 934**	(86 915)
Comptes fournisseurs et frais courus	**(164 752)**	119 991
Dû à un administrateur	**29 000**	
Taxes à recevoir	**1 030**	10 704
Frais payés d'avance	**6 955**	(3 050)
	(178 972)	(69 955)
ACTIVITÉS D'INVESTISSEMENT		
Acquisition d'immobilisations corporelles	**(165 118)**	(323 394)
ACTIVITÉS DE FINANCEMENT		
Avances de sociétés sous contrôle commun	**483 130**	
Emprunts à long terme	**56 451**	502 948
Remboursement d'emprunts	**(138 664)**	(138 712)
	400 917	364 236
Augmentation (diminution) de la trésorerie et équivalents	**56 827**	(29 113)
Trésorerie et équivalents au début	**35 970**	65 083
Trésorerie et équivalents à la fin	**92 797**	35 970

La trésorerie et équivalents se composent de l'encaisse.

Les notes complémentaires font partie intégrante des états financiers.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

1- STATUTS ET NATURE DES ACTIVITÉS

La société, constituée selon la Loi sur les sociétés par actions de régime fédéral, a installé une usine de production de biodiésel. À ce jour, la société n'a pas généré de produits significatifs et elle est considérée comme étant en phase de démarrage.

2- PRINCIPALES MÉTHODES COMPTABLES

La société a établi ses états financiers en conformité avec les Normes comptables canadiennes pour les entreprises à capital fermé de la Partie II du Manuel de l'ICCA - Comptabilité (NCECF). Voici les principales méthodes comptables:

Évaluation des instruments financiers
La société évalue initialement ses actifs financiers et ses passifs financiers à la juste valeur, sauf dans le cas de certaines opérations qui ne sont pas conclues dans des conditions de concurrence normale.

Elle évalue ultérieurement tous ses actifs financiers et ses passifs financiers au coût après amortissement, à l'exception des placements dans des instruments de capitaux propres cotés sur un marché actif, qui sont évalués à la juste valeur. Les variations de juste valeur sont comptabilisées dans le résultat net.

Les actifs financiers évalués au coût après amortissement se composent de l'encaisse et des débiteurs, des subventions à recevoir et taxes de vente à recevoir.

Les passifs financiers évalués au coût après amortissement se composent des comptes fournisseurs et frais courus à payer et de la dette à long terme.

Amortissement des immobilisations corporelles
L'équipement de production de biodiésel sera amorti en fonction de sa durée de vie estimative, soit une période de 5 ans, selon la méthode de l'amortissement linéaire.

L'amortissement de l'équipement de production de biodiésel débutera lors de sa mise en production commerciale.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

2- PRINCIPALES MÉTHODES COMPTABLES (suite)

Dépréciation d'actifs à long terme

Les actifs à long terme sont soumis à un test de recouvrabilité lorsque des événements ou des changements de situation indiquent que leur valeur comptable pourrait ne pas être recouvrable. Une perte de valeur est constatée lorsque leur valeur comptable excède les flux de trésorerie non actualisés découlant de leur utilisation et de leur sortie éventuelle. La perte de valeur constatée est mesurée comme étant l'excédent de la valeur comptable de l'actif sur sa juste valeur.

Trésorerie et équivalents de trésorerie

Les fonds de caisse, les soldes bancaires et découvert bancaire, dont les soldes fluctuent souvent entre le découvert et le disponible, ainsi que les placements dans des instruments de marché monétaire dont l'échéance n'excède pas trois mois à partir de la date d'acquisition, sont considérés comme des trésoreries et équivalents de trésorerie.

Stocks

Les stocks sont évalués au moindre du coût et de leur valeur nette de réalisation, le coût étant déterminé selon la méthode du coût moyen.

Alignement monétaire

Les éléments d'actif et de passif monétaires sont convertis au taux de change estimé en vigueur à la clôture de chaque exercice et les postes de l'état des résultats aux taux de change moyens mensuels. Les gains et les pertes de change découlant de la conversion des éléments exprimés en devises entrent dans le calcul du résultat net.

Utilisation d'estimations

La préparation d'états financiers, conformément aux normes comptables canadiennes pour les entreprises à capital fermé, exige que la direction procède à des estimations et pose des hypothèses qui ont une incidence sur le montant présenté au titre des actifs et des passifs, sur l'information fournie à l'égard des actifs et passifs éventuels à la date des états financiers et sur le montant présenté au titre des produits et des charges au cours de l'exercice considéré. Ces estimations sont révisées périodiquement et des ajustements seront apportés au besoin aux résultats de l'exercice au cours duquel ils deviennent connus.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

2- PRINCIPALES MÉTHODES COMPTABLES (suite)

Dépréciation

Les actifs financiers évalués au coût après amortissement sont soumis à un test de dépréciation s'il existe des indications possibles de dépréciation. Le montant de réduction de valeur est comptabilisé au résultat net. La moins-value déjà comptabilisée peut faire l'objet d'une reprise de valeur dans la mesure de l'amélioration, soit directement, soit par l'ajustement du compte de provision, sans être supérieure à ce qu'elle aurait été à la date de reprise si la moins-value n'avait jamais été comptabilisée. Cette reprise est comptabilisée aux résultats.

Coûts de transactions

L'entité comptabilise ses coûts de transactions au résultat net de l'exercice où ils sont engagés. Cependant, les instruments financiers qui ne seront pas évalués ultérieurement à la juste valeur sont majorés des coûts de transactions directement attribuables à la création, à l'émission ou à la prise en charge.

Comptabilisation des produits

Les produits d'exploitation sont comptabilisés lorsqu'il existe des preuves convaincantes d'un accord, que les services sont rendus ou que les biens sont livrés au client, que le prix est déterminé ou déterminable et que l'encaissement est raisonnablement assuré.

3- INFORMATIONS SUR LES RÉSULTATS

	2013	2012
	$	$
Intérêts sur la dette à long terme	76 386	81 855

4- INCERTITUDE RELATIVE À LA MESURE

Crédits d'impôts à la recherche à recevoir

La société détermine ses crédits d'impôts à la recherche à partir des travaux qu'elle réalise en tenant compte de la réglementation fiscale en vigueur. Les montants à recevoir seront soumis à l'administration fiscale subséquemment à la date du bilan. C'est seulement à ce moment que seront confirmés les montants à recevoir.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

5- IMMOBILISATIONS CORPORELLES

	Coût	Amortissement cumulé	2013 Valeur nette
	$	$	$
Équipement de production de biodiésel	**2 910 209**	**-**	**2 910 209**

	Coût	Amortissement cumulé	2012 Valeur nette
	$	$	$
Équipement de production de biodiésel	2 745 091	-	2 745 091

6- AVANCES DE SOCIÉTÉS SOUS CONTRÔLE COMMUN, SANS INTÉRÊTS, NI MODALITÉS DE REMBOURSEMENT, MAIS NON REMBOURSABLES AVANT JUIN 2014

	2013	2012
	$	$
Apidel inc.	**4 830**	4 000
GSCTT - CARU inc.	**534 504**	52 204
	539 334	56 204

7- DETTE À LONG TERME

	2013	2012
	$	$
Emprunt sous forme de débenture, FIER Région d'Asbestos S.E.C., 12%, garanti par l'universalité des biens, convertible en actions ordinaires si la société ne respecte pas ses engagements envers le créancier relativement à la conduite de ses affaires	**266 486**	266 486
Emprunt, MDEIE, sous forme d'aide financière selon le programme de soutien aux projets économiques, sans intérêts, remboursable en cinq versements annuels égaux à compter du 37ième mois suivant la date du dernier versement de l'aide financière accordée par le MDEIE	**174 212**	174 212
Solde à reporter	**440 698**	440 698

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

7- DETTE À LONG TERME (suite)

	2013	2012
	$	$
Solde reporté	**440 698**	440 698
Emprunt, BRC, au taux préférentiel bancaire majoré de 3%, garanti par une hypothèque mobilière sur les biens meubles de la société et par le cautionnement et la subordination de créances de 87 500$, dûment signés par l'actionnaire majoritaire et remboursable par mensualités en capital de 5 834$ plus les intérêts et échéant en décembre 2014	**116 640**	186 648
Emprunt, DEC, sous forme d'aide financière selon le programme CER-IPREFQ, sans intérêts, remboursable en 48 versements égaux et consécutifs à compter du 25e mois après la date de fin du projet, soit en janvier 2015	**511 449**	454 998
Débenture, Fonds Soutien Estrie SEC, 12%, remboursable quant aux intérêts à raison de 2 500 $ par mois, comportant un droit de conversion en actions; le capital de la débenture est remboursable selon un mode de remboursement calculé sur l'excédent des fonds générés dans un ratio de 50% et en prorata 50% - 50% avec le paiement de la redevance du même montant au FIER Région d'Asbestos SEC. De plus, une participation par redevance fixe supplémentaire de 250 000 $ maximale est prévue	**250 000**	250 000
Emprunt, BRC, au taux préférentiel bancaire majoré de 3%, garanti par une hypothèque mobilière sur les biens meubles de la société et par la subordination de créances de GSCTT-CARU inc, remboursable en 48 versements égaux et consécutifs en capital de 4 166$ plus les intérêts et échéant le 20 avril 2015	**100 016**	150 008
Emprunt, CLDE de la MRC du Val St-François, 8,85%, remboursable par mensualités de 2 069$ capital et intérêts et échéant en janvier 2015	**40 107**	58 771
	1 458 910	1 541 123
Versements exigibles à court terme	**142 321**	140 437
	1 316 589	1 400 686

Les versements en capital estimés au cours des trois prochains exercices s'élèvent à :

2014 - 142 321 $ 2016 - 36 672 $
2015 - 136 045 $

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

8- CAPITAL-ACTIONS

Autorisé :
Un nombre illimité d'actions des catégories suivantes, sans valeur nominale :

Catégorie "A", votantes et participantes.

Catégorie "B", votantes, participantes, convertibles en actions catégorie "E" à raison d'une action catégorie "E" pour chaque action catégorie "B".

Catégorie "C", votantes, non participantes, rachetables au décès du détenteur au montant du capital versé.

Catégorie "D", votantes, non participantes, dividende annuel, préférentiel et non-cumulatif maximal calculé au taux préférentiel des prêts commerciaux de l'institution financière de la société moins 1 %, calculé sur le capital versé, rachetables au gré du détenteur au montant du capital versé.

Catégorie "E", non votantes, non participantes, dividende mensuel, préférentiel et non cumulatif maximal de 1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "F", non votantes, non participantes, dividende mensuel, préférentiel et non cumulatif maximal de 1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "G", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal calculé au taux préférentiel des prêts commerciaux de l'institution financière de la société plus1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "H", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal de 8 %, calculé sur le capital versé, rachetables au gré du détenteur au montant du capital versé.

Catégorie "I", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal de 8 %, calculé sur le capital versé, rachetables au gré de la société au montant du capital versé.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

8- CAPITAL-ACTIONS (suite)

Catégorie "J", non votantes, non participantes, préférentiel quant à leur rachat en cas de dissolution, dividende cumulatif de 9 %, rachetables au gré du détenteur, payable mensuellement sur une période de 60 mois.

	2013	2012
	$	$
Émis et payé :		
Capital-actions non rachetable au gré du détenteur :		
750 actions de catégorie "A"	**750 000**	750 000
Capital-actions rachetable au gré du détenteur :		
579 792 actions de catégorie "J", rachetables pour une considération totale de 579 592 $	**579 592**	579 592
	1 329 592	1 329 592

Les arrérages de dividendes sur les actions de catégorie "J" s'élèvent à 226 022 $.

9- AVANTAGES FISCAUX NON COMPTABILISÉS

La société dispose de pertes fiscales totalisant 280 737 $ qu'elle pourra utiliser jusqu'en 2033 pour réduire son revenu imposable (2028: 11 918 $, 2029: 90 562 $, 2030: 23 780 $, 2032: 13 271 $ et 2033 : 141 206 $)

10- OPÉRATIONS ENTRE APPARENTÉS

	2013	2012
	$	$
Frais chargés par des sociétés sous contrôle commun		
Honoraires	**81 410**	79 004
Loyer	**41 093**	49 257
	122 503	128 261
Produits		
Services rendus, gestion et ventes de biens à des sociétés sous contrôle commun	**133 371**	-

Ces transactions ont eu lieu dans le cours normal des activités et sont mesurées à la valeur d'échange, qui est la contrepartie établie et acceptée par les apparentés.

Biocardel Québec inc.
Notes complémentaires
au 30 avril 2013
(non audité)

11- INSTRUMENTS FINANCIERS

Politique de gestion des risques
La société, par le biais de ses instruments financiers, est exposée à divers risques. L'analyse suivante fournit une mesure des risques à la date du bilan, soit au 30 avril 2013.

Risque de crédit
Le risque de crédit est le risque qu'une partie à un instrument financier manque à l'une de ses obligations et amène de ce fait l'autre partie à subir une perte financière. Les principaux risques de crédit pour la société sont liés aux débiteurs, aux crédits d'impôt à recevoir et subventions à recevoir. La société consent du crédit à ses clients dans le cours normal de ses activités.

Risque de liquidité
Le risque de liquidité est le risque qu'une entité éprouve des difficultés à honorer ses engagements liés à des passifs financiers. La société est exposée à ce risque principalement en regard de ses comptes fournisseurs et frais courus et de sa dette à long terme.

Risque de marché
Le risque de marché est le risque que la juste valeur ou les flux de trésorerie futurs d'un instrument financier fluctuent en raison des prix du marché. Le risque de marché inclut trois types de risques : le risque de change, le risque de taux d'intérêt et le risque de prix autre. La société est principalement exposée au risque de taux d'intérêt.

Risque de taux d'intérêt
Le risque de taux d'intérêt est le risque que la juste valeur ou les flux de trésorerie futurs d'un instrument financier fluctuent en raison des variations de taux d'intérêt du marché. La société est exposée au risque de taux d'intérêt en ce qui concerne ses instruments financiers à taux d'intérêt fixe et à taux d'intérêt variable. Les instruments à taux d'intérêt fixe assujettissent la société à un risque de juste valeur et ceux à un taux d'intérêt variable à un risque de flux de trésorerie.